Exhibit 3.3

                                                                          PAGE 1

                                    Delaware
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.," FILED IN THIS OFFICE ON THE FIRTH DAY OF APRIL, A.D. 2005, AT 3:49 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                                       /s/ Harriet Smith Windsor
                                                       -------------------------
                                                       AUTHENTICATION: 3791978

2808750 8100
050275604


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State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 04/05/2005
FILED 03:49 PM 04/05/2005
SRV 050275604 - 2808750 FILE

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                 BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

     BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That by the Board of Directors of the Corporation has adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declared such amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, That Article 4 of the Certificate of Incorporation of the Corporation is deleted in its entirety and a new Article 4 which read as follows is inserted in its place:

                                  ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 75,000,000 shares which shall be divided into (a) 3,000,000 shares, designated as Preferred Stock, having a par value of $.001 per share (the "Preferred Stock"), (b) 72,000,000 shares, designated as Common Stock, having a par value of $.001 per share (the "Common Stock").

     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

A. PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incoporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.
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B. COMMON STOCK

     1. DIVIDENDS

     Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     2. LIQUIDATION.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. VOTING RIGHTS.

     Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation.

     SECOND: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

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     IN WITNESS WHEREOF, BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC. has
caused this certificate to be signed by Joseph A. Wagda, its Chief Executive Officer, this 5th day of April, 2005.

                                                  BRIGHT STAR INFORMATION
                                                  TECHNOLOGY GROUP, INC.

                                                 By: /s/ Joseph A. Wagada
                                                    ---------------------
                                                    Joseph A. Wagda,
                                                    Chief Executive Officer

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